UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 19, 2004

BIG LOTS, INC.

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	1-8897 (Commission File Number)	06-1119097 (I.R.S. Employer Identification No.)

300 Phillipi Road, P.O. Box 28512, Columbus, Ohio (Address of principal executive office)	43228-5311 (Zip Code)

(614) 278-6800
(Registrant’s telephone number, including area code)

Item 1.	Changes in Control of Registrant.	Not applicable
Item 2.	Acquisition or Disposition of Assets.	Not applicable
Item 3.	Bankruptcy or Receivership.	Not applicable
Item 4.	Changes in Registrant’s Certifying Accountant.	Not applicable
Item 5.	Other Events and Regulation FD Disclosure.	Not applicable
Item 6.	Resignations of Registrant’s Directors.	Not applicable
Item 7.	Financial Statements and Exhibits.	Not applicable
Item 8.	Change in Fiscal Year.	Not applicable
Item 9.	Regulation FD Disclosure.

On July 19, 2004, the Company issued a press release announcing the resignation of Albert J. Bell as Vice Chairman, Chief Administrative Officer, and Director of the Company, effective August 17, 2004. Attached to this Current Report as Exhibit 99 is a copy of the Company’s July 19, 2004 press release. The information in Exhibit 99 is being furnished, not filed, under Item 9 of this Current Report. By furnishing the information in this Current Report and the attached exhibit, the Company is making no admission as to the materiality of any information in this Current Report or the exhibit.

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.	Not applicable
Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.	Not applicable
Item 12.	Results of Operations and Financial Condition.	Not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC

By: /s/ Charles W. Haubiel II Charles W. Haubiel II Vice President, General Counsel and Corporate Secretary

Date: July 20, 2004